UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 East Front Street, Monroe, Michigan	48161
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreements

On December 23, 2013, MBT Financial Corp. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with Castle Creek Capital Partners IV, LP, an affiliate of Castle Creek Capital (“Castle Creek”), and Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (together, “Patriot” and, collectively with Castle Creek, the “Investors”) pursuant to which the Investors agreed to invest in private placement transactions an aggregate of $14.0 million in the Company in exchange for 3,294,118 newly issued shares of the Company’s no par value common stock (the “Common Stock”). The Company received $7.00 million through the issuance and sale of 1,647,059 shares of Common Stock to Patriot, and $4.25 million through the issuance and sale of 1,000,000 shares of Common Stock to Castle Creek on December 23, 2013. Under the terms of the Purchase Agreements, Castle Creek, subject to certain terms and conditions, is anticipated to purchase an additional 647,059 shares in exchange for $2.75 million ($4.25 per share of Common Stock) sometime during the first quarter of 2014.

Rights Offering

Under the terms of the Purchase Agreements, the Company has agreed to amend its registration statement on Form S-1 previously filed with the Securities and Exchange Commission and to commence, following the full completion of the sale of Common Stock to the Investors under the Purchase Agreements, a rights offering (the “Rights Offering”) to shareholders of record as of a date selected by the Company’s Board of Directors. In the Rights Offering, all shareholders as of the record date, including the Investors, will be offered non-transferable rights (“Rights”) to purchase shares of Common Stock at the same per share purchase price of $4.25 used in the private placements to the Investors. The aggregate number of shares that will be offered for sale in connection with the Rights Offering is 1,411,765 and, if purchased, each will be sold in exchange for $4.25, yielding total gross proceeds to the Company, prior to any fees and expenses associated with the sale, of $6.00 million. The Rights will be distributed to all of the holders of the Common Stock, including the Investors, on a pro rata basis, based on the number of shares of Common Stock owned by each shareholder as of the record date used in connection with the Rights Offering. Subject to the negotiation and execution by the Investors and the Company of standby securities purchase agreements in connection with the Rights Offering, in form and substance acceptable to the Investors and the Company, the Investors have agreed to fully exercise their Rights and to purchase all shares that remain unsubscribed at the conclusion of the Rights Offering, subject to a limitation that at no time will either Investor be permitted to acquire in the Rights Offering such number of Common Stock as would cause them to own more than 9.9% of the outstanding shares of Common Stock of the Company.

The foregoing description of the Purchase Agreements is a summary and is qualified in its entirety by reference to the forms of securities purchase agreements filed as Exhibits 10.1, and 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

2

Item 2.06	Material Impairments.

On December 23, 2013, the Company announced that its portfolio of bank trust preferred collateralized debt obligations, commonly known as “TruPS securities,” may be considered disallowed investments under the final rule implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly referred to as the “Volcker Rule,” which was released jointly by the Federal Reserve and a number of federal regulatory agencies on December 10, 2013. The final rule requires banking entities to divest disallowed securities by July 21, 2015, unless, upon application, the Federal Reserve grants extensions to July 21, 2017. In connection with the foregoing, as of December 20, 2013, the Company anticipates that in the fourth quarter of 2013 it may be required to adjust the carrying values of its TruPS investments to market value through a non-cash Other Than Temporary Impairment charge to earnings. The effect of the announcement of the final Volcker rule on community banks that hold TruPS securities has received strong criticism from the banking industry, and its final resolution remains uncertain at this time. As of September 30, 2013, the Company reported in its balance sheet three TruPS that are classified as Available for Sale. The amortized cost of the securities was $9.5 million and the estimated Fair Value was $5.9 million. The estimated market value of these securities ranges from $3.5 to $4.0 million. If the Volcker rule remains in effect without amendment, management believes that the effect on the Company would be to require an after tax charge to earnings for 2013 in the range of $3.6 to $4.0 million.   Such charge will not require future cash expenditures by the Company.

Item 3.02	Unregistered Sales of Securities.

The information set forth in Item 1.01 concerning the offer and sale of the shares of Common Stock to the Investors pursuant to the Purchase Agreements is incorporated herein by reference. Such securities to be issued and sold under the Purchase Agreements in the transactions described in Item 1.01 were offered and will be sold by the Company in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The placement agent with respect to these transactions will receive compensation of approximately $840,000 due upon the closing of the transactions.

Additional Information

Certain investments discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov. In addition, free copies of these documents may also be obtained by directing a written request to: Corporate Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

3

Forward-Looking Statements

Certain statements contained in this current report on Form 8-K that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements including, among others, any failure to satisfy all closing conditions for the transactions discussed herein and any resulting inability to complete the issuance and sale of shares of Common Stock in the manner intended.

4

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Securities Purchase Agreement dated December 23, 2013 with Castle Creek Capital Partners IV, LP (“Castle Creek”),

10.2	Securities Purchase Agreement dated December 23, 2013 with Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P.

99.1	Press release dated December 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: December 23, 2013	By:	/s/ John L. Skibski
John L. Skibski Executive Vice President and Chief Financial Officer

5